EXHIBIT NUMBER 4.55




               AMENDMENT TO CONSULTING SERVICES AGREEMENT BETWEEN
                     OXBOW INTERNATIONAL MARKETING CORP. AND
                            IMA RESOURCE CORPORATION
                              DATED APRIL 17, 2003






















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                              MANAGEMENT AGREEMENT

THIS AGREEMENT made and effective as of the 1st day of July, 1999


BETWEEN:

                  IMA EXPLORATION INC., having an office at 709 - 837 West Hasting Street,
                  Vancouver, British Columbia, V6C 3N6

                  (the "Corporation")

                                                       OF THE FIRST PART

AND:

                  OXBOW INTERNATIONAL MARKETING CORP. having an office at 3380 Moscrop Avenue, Burnaby,
                  British Columbia, V5G 2C9

                  (the "Contractor")

                                                       OF THE SECOND PART

WHEREAS:

A. The Contractor is a private corporation engaged in the provision of executive level management services, primarily through its principal, Mr. Joseph Grosso.

B. The Corporation wishes to retain the Contractor to provide services with respect to the corporate and administrative affairs of the Corporation, as more particularly set out herein.

NOW THEREFORE, In consideration of the mutual covenants, premises, agreements and conditions herein contained and other good and valuable consideration (the receipt and authenticity of which is hereby acknowledged by the parties) the Contractor and the Corporation hereby agree as follows:



1.   DEFINITIONS AND INTERPRETATION

For all purposes of this Agreement, except as otherwise expressly provided:

     (a) "this Agreement" means this contract for corporate and administrative services as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

     (b) the words "herein" and "hereunder" and other words of similar importance refer to this Agreement as a whole and not to any particular paragraph, sub-paragraph or other subdivision;

     (c)  all references to currency mean lawful currency of Canada;

     (d) the headings are for convenience only and are not intended as a guide to interpretation of this Agreement of any portion hereof;


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     (e)  "Business  Day"  means  any day on  which  the  Corporation's  bankers located in Vancouver, British Columbia, are open for business during normal banking hours, other than a Saturday or a Sunday; and

     (f)  "Services"  means  the  services   described  in  section  3  of  this
          Agreement.


2.   ENGAGEMENT AND TERM

     (a) The Corporation hereby engages the Contractor to provide the Services and the Contractor hereby agrees to provide the Services to the Corporation.

     (b)  The  Contractor's  engagement  will  commence  on  the  date  of  this
          Agreement  and  continue   until  this   Agreement  is  terminated  in
          accordance with the provisions herein.


3.   SCOPE OF SERVICES

The Services to be provided by the Contractor shall consist of the following:

     (a) making available to the Corporation the services of Mr. Joe Grosso on a full time basis to act as President and Chief Executive Officer of the Corporation and to assist the Corporation on all aspects of its business, including by not limited to strategic planning, financing, acquisitions and dispositions and corporate structuring;

     (b) liaison with the Corporation's professional representatives on matters other than of a general administrative nature;

     (c) liaison with respect to regulatory policy and procedure and liaison with regulators and stock exchange officials;

     (d) assistance and advice with respect to strategic planning, corporate structuring, financing alternatives and corporate objectives; and

     (e) such further and other corporate services as the board of directors of the Corporation may, from time to time, request.


4.   COMPENSATION

     (a) FEE. During the term of this Agreement, the Contractor will be paid a monthly fee of $8,500 (yielding and annual fee of $102,000), payable in equal monthly instalments on the first day of each month.

     (b) REIMBURSEMENT OF EXPENSES. In addition to the foregoing, the Corporation will reimburse the Contractor for all reasonable travel expenses, including car rentals, food and lodging, and sundry expenses and all other out of pocket expenses incurred in connection with the business of the Corporation or any of its subsidiaries within 15 days of presentation of receipts or other evidence satisfactory to the Corporation in respect of such expenses.

     (c) STOCK OPTIONS. The Corporation will grant to the Contractor, stock options in an amount and on terms determined by the board of directors of the Corporation from time to time.


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     (d)  BONUS.  In addition to the foregoing,  the contractor will be entitled to a bonus in an amount equal to $6,500 per month calculated from the date of this Agreement. The bonus will only be payable in accordance with subsection 8(c) of this Agreement.

     (e) ADJUSTMENT TO COMPENSATION. On each anniversary of the date of this Agreement, while the Contractor remains engaged by the Corporation, the board of directors of the Corporation, or a committee of such a board, will carry out an objective review of the terms of reference of this Agreement and the Contractor's performance, including agreements in the marketplace and, if warranted, the compensation provided herein may be increased by the Corporation (but not decreased) for the following year of engagement, if any, and thereafter.


5.   CONTRACTOR'S RIGHT TO TERMINATE

The Contractor may terminate its obligations under this Agreement at any time upon the occurrence of the following events:

     (a) at any time upon providing 60 days' notice in writing to the Corporation;

     (b) upon a material breach or default of any term of this Agreement by the Corporation if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Contractor to the Corporation; or

     (c)  in accordance with subsection 7(b).


6.   CORPORATION'S RIGHT TO TERMINATE

The Corporation may terminate the Contractor's engagement under this Agreement at any time upon the occurrence of any of the following events:

     (a) the Contractor or any of its directors, officers or employees acting unlawfully, dishonestly, in bad faith or negligently with respect to the business of the Corporation to the extent that it has a material and adverse effect on the Corporation, or acting in any way which would permit the Corporation to terminate the Agreement "for cause" at common law if the Contractor or any of its directors, officers or employees were employees of the Corporation;

     (b) the conviction of the Contractor or any of its directors, officers or employees of any crime or fraud against the Corporation or its property or any felony offense or crime reasonably likely to bring discredit upon the Contractor or the Corporation;

     (c) the Contractor or any of its directors, officers or employees filing a voluntary petition in bankruptcy, or being adjudicated bankrupt or insolvent, or filing any petition or answer under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors;

     (d) a material breach or default of any term of this Agreement by the Contractor if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Corporation to the Contractor;

     (e) Joseph Grosso dying or becoming permanently disabled, as determined by a competent physician chosen by the Corporation, or disabled for a period exceeding 360 consecutive


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          days or  360 days calculated  on a cumulative  basis over any two year period during the term of this Agreement;

     (f) in accordance with subsection 7(b); or (g) at the discretion of the Corporation without cause.


7.   CHANGE OF CONTROL

     (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred when:

          (i) a majority of the directors elected at any annual or special general meeting of shareholders of the Corporation are not individuals nominated by the Corporation's then incumbent Board;

          (ii) there is occurrence of an event, including a take over bid (as defined in the Securities Act (British Columbia), whereby any person or entity becomes the beneficial owner of shares representing 25% or more of the combined voting power of the voting securities of the Corporation;

          (iii) there is a merger or amalgamation of the Corporation with one or more corporations as a result of which, immediately following such merger or amalgamation, the shareholders of the Corporation as a group will hold less than a majority of the outstanding capital stock of the surviving corporation; or

          (iv)   the Corporation sells all or substantially all of its assets.

     (b) In the event of a Change of Control of the Corporation, the Corporation or the Contractor may terminate the Contractor's obligations under this Agreement within 180 days of the Change of Control upon giving 30 days' notice in writing to the other party, and in such event, the Contractor will be entitled to receive the compensation set out in subsection 8(c).


8.   PAYMENTS ON TERMINATION

     (a) In the event of the termination of the Contractor's employment pursuant to subsection 5(a), 6(a), 6(b), 6(c) or 6(d) of this Agreement, the Corporation shall pay to the Contractor within three Business Days of the date of such termination the full amount of compensation accrued pursuant to subsections 4(a) and 4(b) of this Agreement as of the date of termination.

     (b) In the event of the termination of the Contractor's employment pursuant to subsections 5(b) or 6(e) of this Agreement, the Corporation shall pay to the Contractor within three Business Days of the date of such termination:

          (i) the full amount of compensation accrued pursuant to subsections 4(a) and 4(b) of this Agreement as of the date of termination,

          (ii) the bonus referred to under subsection 4(d) to the date of termination; and

          (iii) 12 months of its then current compensation under subsections 4(a) and 4(d).


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     (c)  In  the  event  of the  termination  of  the  Contractor's  employment pursuant to subsection 6(g) or 7(b) of this Agreement, the Corporation shall pay to the Contractor within three Business Days of the date of such termination:

          (i) the full amount of compensation accrued pursuant to subsections 4(a) and 4(b) of this Agreement as of the date of termination;

          (ii) the bonus referred to under subsection 4(d) to the date of termination; and

          (iii)  three years compensation under subsections 4(a) and 4(d).

     (d) The Contractor may, by notice to the Corporation, elect to take the severance payments to which he is entitled under subsections 8(a), 8(b) or 8(c), as the case may be, in a lump sum payment, or in instalments over such period as the Contractor may specify.

     (e) Any payments made pursuant to sections 8(a), 8(b) or 8(c) will be made as liquidated damages and not as a penalty, and the parties have agreed in advance that such amounts represent a genuine pre-estimate of the damages to be suffered by the Contractor should this Agreement be terminated pursuant to sections 5, 6 or 7(b).


9.   CONFIDENTIALITY

The Contractor shall not either during the continuance of its engagement or anytime thereafter divulge, publish or otherwise reveal either directly or indirectly or through any person, firm or corporation the private affairs or secrets of the Corporation, its subsidiaries or affiliates to any person or persons other than the directors of the Corporation and shall not without the written consent of the Corporation either during the continuance of its engagement or at any time thereafter, use for its own purpose or any purpose other than those of the Corporation any information it may acquire in relation to the business and affairs of the Corporation except such information which is in the public domain or is required by law to be disclosed. The Contractor agrees, during the term of its engagement and at all times thereafter to keep confidential all information and material provided to it by the Corporation, accepting only such information as is already known to the public or required by law to be disclosed, and including any such information already known to the public or required by law to be disclosed, and including any such information and material in relation to any customer, vendor or other party transacting business with the Corporation, and not to release, use or disclose the same, except with the prior written permission of the Corporation. The within understanding shall survive the termination of this Agreement or of the Contractor's engagement even if occasioned by the Corporation's breach or wrongful termination. The Contractor will cause all of its directors, officers, employees, advisors and consultants to comply with this section 9.


10.  INDEPENDENT CONTRACTOR

In performing the Services hereunder, the Contractor shall operate as and shall have the status of an independent contractor and shall not act or hold itself out as or be an agent of the Corporation and shall not bind the Corporation to any agreement or transaction.


11.  SEVERABILITY

The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.




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12.  ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.


13.  NOTICES

Unless otherwise specified in this Agreement, any notice or other communication required to be given by any party pursuant to this Agreement must be in writing, given by letter or notice delivered by hand or first-class prepaid post or transmitted by facsimile transmission, and addressed to the recipient and sent to the address and facsimile number of the recipient set out below, marked for the attention of the representative set out below:

     (a)  If to the Contactor:   Oxbow International Marketing Corporation
                                 3360 Moscrop Avenue
                                 Burnaby, BC V5G 2C9
                                 Fax: 604-430-3016

     (b)  If to the Corporation: IMA Exploration Inc
                                 709 - 837 West Hasting Street
                                 Vancouver, BC, V6C 3N6
                                 Fax: 604-687-1858

Any notice personally delivered shall be deemed to have been given by the sender and received by the addressee at the time of delivery. Any notice sent by facsimile shall be deemed to have been given by the sender and received by the addressee on the first business day after it was transmitted.


14.  GOVERNING LAW

The validity, interpretation, construction and performance of the Agreement shall be governed by the laws of the Province of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia.


15.  WAIVER

No provisions of this Agreement may be modified waived or discharged unless such waiver modification or discharge is agreed to in writing signed by the Contractor and the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this Agreement to be preformed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.


16.  ENTIRE AGREEMENT

No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by wither party which are not set forth expressly in the Agreement.


17.  NO ASSIGNMENT

This Agreement may not be assigned by either party hereto without the written consent of the other.


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18.  COUNTERPARTS

The Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.


IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered as of the day and year above first set forth.


IMA EXPLORATION INC.

Per:
        /s/ Nikolaos Cacos
        ----------------------------
        Nikolaos Cacos, Director & Corporate Secretary


OXBOW INTERNATIONAL MARKETING CORP.

Per:
        /s/ Joseph Grosso
         ------------------------------
        Joseph Grosso, President





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